SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than Registrant [ ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement

[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

[X]      Definititive Proxy Statement

[   ]    Definitive Additional Materials

[   ]    Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                      Transnational Financial Network, Inc.

                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Acts Rules 14a-(6)(i)(1) and 0-11.

     1.  Title of each class of securities to which transaction applies.

     2.  Aggregate number of securities to which transaction applied:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4.  Proposed maximum aggregate value of transaction:

     5.  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-12(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid.

     2.  Form, Schedule or Registration Statement No.:

     3.  Filing Party:

     4.  Date Filed:

                      TRANSNATIONAL FINANCIAL NETWORK, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held October 1, 2004

To the Stockholders of Transnational Financial Corporation:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Transnational Financial Corporation (the "Company"), a California corporation, will be held on Friday, October 1, 2004, beginning at 11:00 a.m., Pacific Standards Time, at 401 Taraval Street, San Francisco, CA 94116 for the following purposes:

      1. To elect six directors to serve until the next Annual Meeting of Stockholders of the Company or until their respective successors are elected and qualified;

      2. To ratify the appointment of Burr, Pilger & Mayer LLP as the Company's independent auditors; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed August 27, 2004 as the record date for the determination of the stockholders entitled to notice of, and to vote at, this meeting. The list of stockholders entitled to vote will be available for examination by any stockholder at the Company's executive offices at 401 Taraval Street, San Francisco, CA 94116 for ten days prior to October 1, 2004.

      You are cordially invited to attend the meeting in person, if possible. If you do not expect to be present in person, please sign and date the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. The proxy must be signed by all registered holders exactly as the stock is registered. It will assist us in preparing for the meeting if you will return your signed proxies promptly regardless of whether you expect to attend in person or have many or few shares.



                       BY ORDER OF THE BOARD OF DIRECTORS



      San Francisco, CA

      August 30, 2004



                                    IMPORTANT

         As a stockholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend this Annual Meeting of Stockholders in person. It is important that your shares be voted.

                      TRANSNATIONAL FINANCIAL NETWORK, INC.

                   401 Taraval Street, San Francisco, CA 94116

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held October 1, 2004


      This Proxy Statement is furnished to stockholders of Transnational Financial Network, Inc., a California corporation (the "Company"), in connection with the solicitation by order of the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at 11:00 a.m. on October 1, 2004, and is being mailed with proxies to such stockholders on or about August 30, 2004. Proxies in the form enclosed, properly executed by stockholders and returned to the Company, which are not revoked, will be voted at the meeting. The proxy may be revoked at any time before it is voted.

      The 2004 Annual Report of the Company covering the fiscal year ended April 30, 2004, is being mailed herewith to stockholders. It does not form any part of the material for the solicitation of proxies.

                            Outstanding Capital Stock

      The record date for stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders was the close of business on August 27, 2004. At the close of business on that date the Company had issued, outstanding and entitled to vote at the meeting 6,800,889 shares of Common Stock (the "Common Stock").

                               Quorum And Voting

      The presence, in person or by proxy, of the holders of a majority of the total combined voting power of the outstanding capital stock of the Company is necessary to constitute a quorum at the Annual Meeting of Stockholders. In deciding all questions, a holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share in the stockholder's name on the record date. At the record date, the total number of votes which could be cast by all holders of capital stock of the Company was 6,800,889.

                        Action to Be Taken at The Meeting

      The accompanying proxy, unless the stockholder specifies otherwise therein, will be voted (i) FOR the election as directors of the Company the persons named under the caption "Election of Directors"; (ii) FOR the ratification of the appointment of Burr, Pilger & Mayer LLP as the Company's independent auditors for the fiscal year ending April 30, 2005; and (iii) in the discretion of the proxy holders on any other matters that may properly come before the meeting or any adjournment thereof.

      In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. The ratification of the appointment of Burr, Pilger & Mayer LLP as the Company's independent auditors requires a plurality of the votes cast at the meeting. (see "Quorum and Voting").

      When the giver of the proxy has appropriately specified how the proxy is to be voted, it will be voted accordingly. Your attention is directed to the accompanying proxy which provides a method for stockholders to withhold authority to vote for one or more nominees for director and to vote against or to abstain from voting on the other matters offered for approval. If any other matter or business is brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the share subject to the proxy, but management does not know of any such other matter or business.

      Should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, the person or persons acting under the proxy will vote for the election in his place of such other person, if any, as management may recommend; however, management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. Each nominee has expressed to management his intention that, if elected, he will serve the entire term for which his election is sought.

                      Committees of the Board of Directors

      The Company's Board of Directors has established two active committees, the Audit Committee and the Primary Committee.

      The audit committee has reviewed and discussed the audited financial statements with management; has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61; and has received the written disclosure and letter from the independent accountants required by the Independence Standards Board Standard No. 1, discussing with the independent accountant the accountant's independence. Based on a review of those matters, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ending April 30, 2004.

      The duties of the Audit Committee are to recommend to the entire Board of Directors the selection of independent certified public accountants to perform an audit of the financial statements of the Company, to review the activities and report of the independent certified public accountants, and to report the results of such review to the entire Board of Directors. Any engagement of the independent auditors to render audit or non-audit services must first be approved by the Audit Committee. The Audit Committee also monitors the internal controls of the Company. The Audit Committee is composed of Messrs. Gaskins, Forrester and Garrigues. Mr. Gaskins serves as the Audit Committee's Chairman, and Mr. Forrester serves as the Audit Committee's Vice Chairman.

      The Board of Directors has designated Mr. Gaskins as the Audit Committee's financial expert.

      The Board of Directors has adopted a written charter for the Audit Committee and is herein as Appendix B. Messrs. Gaskins and Forrester are independent as defined in Section 121(A) of the American Stock Exchange's Company Guide. The audit committee met four times in fiscal 2004.

      The Audit Committee's report is set forth in Appendix A hereto.

      The duties of the Primary Committee relate to administration of the 2000 Stock Incentive Plan, and are set forth under the caption 2000 Stock Incentive Plan. The Primary Committee is composed of Messrs. Gaskins and Rotzang.

                              Director Compensation

      The following sets forth certain information regarding compensation of directors paid for services in fiscal 2004 and those appointed to serve as directors other than named executive officers:

                                                                                                Number of
                                 Annual                     Consulting                         Securities
                                Retainer         Meeting    Fees/Other      Number of          Underlying
       Name                       Fees            Fees         Fees          Shares               Options
------------------           ------------       --------    -----------   -----------          ------------

Robert A. Forrester          $      36,000     $   2,000         $9,888        -                       -

Alex Rotzang                 $      12,000     $   1,000              -        -                       -

J. Peter Gaskins             $      42,000     $   3,500              -        -                       -

Paul Garrigues               $      12,000     $   1,000              -        -                       -


      Non-employee directors of the Company receive $1,000 per month for each month the director served. The director also receives $500 per meeting attended in person and related travel expenses. The Chairman of the Audit Committee, Peter Gaskins, and Vice Chairman of the Audit Committee, Robert Forrester, receive an additional $2,500 and $2,000, respectively, for each month served.

      On the date of the Annual Meeting of Stockholders, non-employee directors of the Company receive options to acquire 5,000 shares of Common Stock at an exercise price equal to the Common Stock on that day. In fiscal 2003 members of the audit committee also received options to acquire 3,000 shares of Common Stock at an exercise price equal to the Common Stock on the date of the annual meeting. These grants were made pursuant to the 2000 Stock Incentive Plan.

         In fiscal 2004 the Company's Board of Directors met twelve times.

                              Election of Directors

      Directors of California corporations are to be elected at the meeting to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. It is intended that the shares, subject to the proxies solicited hereby, will be voted for the following nominees, whose age and position with the Company is indicated in the table, for director, unless otherwise specified on the proxy:

      The following table sets forth certain information regarding the Company's directors and executive officers.

      Name                 Age   Position

Joseph Kristul             56    Chief Executive Officer and Treasurer, Director

Maria Kristul              56    President, Director

Elena Logutova             30    Executive Vice President/Director of Secondary
                                 Marketing

Walter Pajares             28    Vice President of Mortgage Operations

Jack Thrift                38    Senior Vice President/Chief Financial Officer

Robert A. Forrester        60    Director

Alex Rotzang               59    Director

J. Peter Gaskins           56    Director

Paul Garrigues             48    Director

      Joseph Kristul co-founded the Company in 1985, has been a director and officer since that time and has been responsible for the Company's overall management since the Company's inception. At present, Mr. Kristul manages the Company on an overall basis and directly oversees secondary marketing, finance, corporate marketing, investor relations and strategic corporate planning. Beginning in 1995 Mr. Kristul created the Company's wholesale division, developing the Company's base of brokers, which delivers loan product, and implemented systems and controls to manage the quality of the product delivered by brokers. Mr. Kristul graduated with a Master of Science in Applied Mathematics and Mechanics from the Odessa Physics and Technology University, in Odessa, Russia, in 1971.

      Maria Kristul co-founded the Company in 1985, has been a director and officer since 1991, and has been responsible for the Company's retail division since the Company's inception. The Company's wholesale and retail sales and operations divisions report to Ms. Kristul, as does broker relations. Certain corporate administrative functions such as Human Resources also report to her. Ms. Kristul graduated with a Master of Science in Food Processing Mechanics from the Odessa Physics and Technology University, in Odessa, Russia, in 1971.

      Joseph and Maria Kristul are husband and wife.

      Elena Logutova, Executive Vice President and Director of Secondary Marketing joined the Company in June 1999 and she is in charge of secondary marketing and operations of the business. Ms. Logutova was previously with American Marketing Systems. Ms. Logutova obtained a Master of Science in Finance from Golden Gate University.

      Walter Pajares, Vice President of Mortgage Operations, joined the company in February 2000 and oversees the day to day mortgage operations. Mr. Pajares was previously with The Money Store where he was a Senior Loan Processor and Senior Loan Closer. Prior to The Money Store, Mr. Pajares worked for the Navy Federal Credit Union in the post-closing department where he was in charge of insurance guaranty for Government loans and also quality assurance for conventional loans. Additionally, while at the Navy Federal Credit Union, he was involved in several projects with Fannie Mae Desktop Underwriting Pilot Program and Servicing projects. Mr. Pajares attended Northern Virginia Community College.

      Jack Thrift, Senior Vice President and Chief Financial Officer, joined the Company in January 2004 and oversees the financial and accounting areas. Mr. Thrift was previously with Grant Thornton LLP and Deloitte & Touche LLP where he was a senior assurance manager and where he served several public companies. Mr. Thrift graduated with a Bachelor of Science Degree in Accountancy from the University of Southern California.

      Robert A. Forrester became a director of the Company in March 1999 and provides legal counsel to the Company. Mr. Forrester is an attorney and has practiced in his own firm since April 1989. Mr. Forrester is a member of the State Bars of Texas and California and he obtained a Bachelors Degree in Mathematics from San Francisco State University and a Juris Doctorate Degree from the University of Santa Clara.

      Alex Rotzang became a director in August 1999. He is Chairman of NoreX Petroleum Limited, an international oil and gas company based in Cyprus and Calgary, Canada. Mr. Rotzang formed NoreX Petroleum Limited in 1994 and has 24 years experience in the oil and gas industry. Mr. Rotzang graduated with a Master of Science in Applied Mathematics and Mechanics from the Odessa Physics and Technology University, in Odessa, Russia, in 1971.

      J. Peter Gaskins became a director of the Company in January 2000. He has over 30 years experience in capital management and investment banking and is presently a strategic and financial consultant to private and small publicly held companies. He provides private investment banking and consulting services through Clarion Associates, Inc., a firm he founded in 1991. Prior to 1991 he was Chief Executive Officer and President of NatWest Securities USA, the United States institutional stock brokerage business for National Westminster, Britain's largest commercial bank. Mr. Gaskins is an honors graduate in statistics from Harvard College and received a Masters in Business Administration from Harvard University.

      Paul R. Garrigues became a director of the Company on September 25, 2002, after he resigned his position as Chief Financial Officer. Mr. Garrigues received his Bachelors of Science Degree in Accountancy from the University of Southern California. He is a CPA who spent the first four years of his career with Deloitte & Touche, LLP. Mr. Garrigues has nearly 20 years experience in senior financial management positions in the financial services and real estate development industries. His experience includes serving as the Chief Financial Officer of Monument Mortgage, Inc. from 1992 to 1998, then in 1998 as the Chief Financial Officer of CFI Mortgage, Inc., which in 1999 filed for protection under Chapter 11 of the United States Bankruptcy Code. In 1999 he was the Chief Financial Officer of Aurora Loan Services, from 2000 to 2001 he was the Chief Financial Officer of Valley Construction & Development, which in 2002 filed for protection under Chapter 7 of the United States Bankruptcy Code, and during 2002 he served as the Chief Financial Officer of Fremont Bank and then the Company. In October 2002, he joined a Florida based Federal Savings Bank where he currently serves as the Chief Accounting Officer.

      THE AFFIRMATIVE VOTE OF THE MAJORITY OF THE SHARES REPRESENTED AND VOTING IS REQUIRED TO ELECT A DIRECTOR. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE INDIVIDUALS NAMED ABOVE. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS ON THE FORM OF PROXY. WHERE NO SPECIFICATION IS MADE, PROXIES WILL BE VOTED "FOR" EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

                       Appointment Of Independent Auditors

      Based upon the recommendation of the Audit Committee, the Board of Directors has selected the firm of Burr, Pilger & Mayer LLP as independent auditors of the Company for the fiscal year ending April 30, 2005, upon approval by a majority of the stockholders present in person or represented by proxy at the Annual Meeting of Stockholders. Burr, Pilger & Mayer LLP has served as the Company's independent auditors since the fiscal quarter ending January 31, 2003. A representative of that firm is expected to be present at the Annual Meeting of Stockholders. Said representative will be available to answer questions and will be afforded an opportunity to make a statement if he or she so desires.

Audit Fees

      During fiscal 2004, the Company paid Burr, Pilger & Mayer LLP $132,699 for audit services and for services related to filings with the Securities and Exchange Commission. Additionally, the Company paid Burr, Pilger & Mayer LLP $27,700 for tax services including tax compliance, tax return preparation, and tax inquiries from various juridictions. Finally, the Company paid Burr, Pilger & Mayer LLP $5,195 in 2004 for services related to evaluating the Company's procedures in the area of human resources. The Audit Committee has determined that the provision of human resources evaluation services to us during 2004 by Burr, Pilger & Mayer LLP is compatible with maintaining their independence.

      THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IS REQUIRED TO APPROVE AND APPOINT THE AUDITORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF THE AUDITORS. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS ON THE FORM OF PROXY. WHERE NO SPECIFICATION IS MADE, PROXIES WILL BE VOTED "FOR" THE APPROVAL OF THE AUDITORS.

Changes in Registrant's Certifying Accountant.

      On December 6, 2002, Transnational Financial Network, Inc. (the "Company"), at the recommendation of its audit committee, appointed Burr, Pilger & Mayer LLP as its independent auditors to replace the firm of Grant Thornton LLP who was dismissed contemporaneously therewith and was asked to submit a letter to the Securities & Exchange Commission to the effect that it has no material disagreements with the statements made in the disclosures to the Securities & Exchange Commission by the Company (other than the registrant's representation in paragraph (d)(i) below of its plans to use the same methods with respect to capturing certain information related to SFAS 133, as to which the Accountant expresses no basis for agreeing or disagreeing), confirming that the Accountant had no disagreements with management of the Company related to matters that are material to the Company's 2002 financial statements.

      Management represented as follows:

         (a) There were no disputes between management and the auditors; and the auditors' reports for financial statements for the four month period ended April 30, 2002, and years ended December 31, 2001 and 2000 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

         (b) The decision to change accountants from Grant Thornton LLP (the "Accountant") to Burr, Pilger & Mayer LLP was approved by the Company's Board of Directors at the recommendation of the Company's audit committee.

         (c) During the registrant's four month period ended April 30, 2002 and years ended December 31, 2001 and 2000 and any subsequent interim period through December 6, 2002, there were no disagreements with the Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The registrant authorized the Accountant to respond fully to the inquiries of the successor accountant.

         (d) The Accountant expressed no disagreement or difference of opinion regarding any "reportable" event as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, including but not limited to:

              (i) the Accountant did not advise the registrant that the internal controls necessary for the registrant to develop reliable financial statements do not exist except

                   (i) that the Accountant advised the registrant that the registrant lacked the internal processes to deal with SFAS No. 133, Accounting for Derivatives and Hedging Activities, issues properly (insofar as FAS 133 relates to the change in fair value of contractual loan and forward delivery commitments income); and (ii) the registrant did not allow for the possible non-payment of a newly assigned note receivable in the amount of approximately $400,000 which was received in connection with an exchange transaction related to the registrant's investment in Loan Link LLC. The $400,000 was expensed for the fiscal year ended December 31, 2001. The registrant has successfully captured the information required for restatements insofar as the restatements relate to FAS 133 for the four month period ended April 30, 2002, and for the year ended December 31, 2001, and plans to utilize the same methods to capture the required information going forward;

                   (ii) the Accountant did not advise the registrant that information had come to the Accountant's attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;

                   (iii) except as noted in item (iv), the Accountant did not advise the registrant of the need to expand significantly the scope of its audit, or notify the registrant that information came to the Accountant's attention that if further investigated may (A) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (B) cause it to be unwilling to rely on management's representations or be associated with the registrant's financial statements, and due to the Accountant's resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the Accountant did not so expand the scope of its audit or conduct such further investigation;

                   (iv) except as described below, the Accountant did not advise the registrant that information has come to the Accountant's attention that it concluded materially impacts the fairness or reliability of either (A) a previously issued audit report or the underlying financial statements, or

                   (B) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the Accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to the Accountant's resignation, or for any other reason, the issue has not been resolved to the Accountant's satisfaction prior to its resignation.

      The Accountant notified the Company that information came to the Accountant's attention that required the financial statements for the year ended December 31, 2001 and for the four month period ended April 30, 2002 to be restated. These restatements were in connection with the Company's determination of the fair value of mortgage loan and forward commitment contracts in accordance with the requirements of SFAS No. 133 as referred to above.

         e) The registrant has provided the Accountant with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-B. The registrant has requested that the Accountant furnish the registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the registrant. The Company has appended such letter as an Exhibit in the filed Form 8-K.

                       Executive Officers and Compensation
      The following table sets forth certain information regarding the Company's executive officers.

      Name         Age  Position

Joseph Kristul     56   Chief Executive Officer and Treasurer, Director
Maria Kristul      56   President, Director
Elena Logutova     30   Executive Vice President/Director of Secondary Marketing
Walter Pajares     28   Vice President of Mortgage Operations
Jack Thrift        38   Senior Vice President/Chief Financial Officer

      Biographical information regarding the Company's executive officers that are also directors are set forth under the caption "Election of Directors" on page 3.

      The following table sets forth certain information concerning the compensation earned during the year ended April 30, 2004 by (a) the Company's Chief Executive Officer, President and Chief Financial Officer for whom disclosure is required:

                           Summary Compensation Table

      Name and                                     Annual Compensation                  Securities
Principal Position               Fiscal Year           Salary          Bonus          Underlying Options

Joseph Kristul                      2004           $   200,000             -                     -
Chief Executive Officer             2003               200,000             -               400,000
                                    2002               200,000             -                     -

Maria Kristul                       2004           $   240,000             -                     -
President                           2003               240,000             -               100,000
                                    2002               240,000             -                     -

Elena Logutova                      2004           $    72,000         $33,968              50,000
Director of Secondary               2003                59,800          13,116              18,750
Marketing                           2002                52,100           2,710                   -

Walter Pajares                      2004           $    72,000         $29,324              25,000
Vice President of Mortgage          2003                61,113          12,353              11,250
Operations                          2002                48,364             -                     -

Jack Thrift (1)                     2004           $    71,058             -               200,000
Chief Financial Officer             2003                  -                -                     -
                                    2002                  -                -                     -

Katey Carroll                       2004           $    99,123             -                     -
Former Chief Financial Officer      2003                70,868             -               100,000
                                    2002                  -                -                     -


(1) Mr. Thrift's employment with the Company began on January 13, 2004.

      The following table sets forth certain information concerning grants of options to purchase shares of common stock of the Company made during the last completed fiscal year to the named executives.



                                Number of         Percent of Total          Weighted
                               Securities        Options Granted To          Average
                               Underlying           Employees In            Per Share     Expiration
         Name                Options Granted       Fiscal Year (1)       Exercise Price      Dates
         ----                ---------------       ---------------       --------------      -----

Joseph Kristul                      0                     0                   $0.00
Maria Kristul                       0                     0                   $0.00
Elena Logutova                   50,000                 15.0                  $1.22         9/26/13
Walter Pajares                   25,000                  7.5                  $1.22         9/26/13
Jack Thrift                     200,000 (2)             59.9                  $1.05         1/10/14

(1) During the fiscal year ended April 30, 2004, the Company granted a total of 334,000 options to purchase common stock to its employees, executive officers and directors.

(2) 100,000 of these options will vest according to the following terms; 25% will vest on July 25, 2005, while the remaining 75% will vest month by month over the next three years following July 25, 2005. The remaining 100,000 only vest upon a change in control of the Company, as defined.

      During the year ended April 30, 2004, Mr. Pajares exercised 2,084 options to purchase common stock of the Company at an exercise price of $0.73.

Section 16(a) Beneficial Ownership Reporting Compliance.

      Each of the Company's outside directors, Messrs. Forrester, Rotzang, Gaskins and Garrigues, filed Form 5s for the fiscal year ended April 30, 2004 to reflect the annual awarding of stock options pursuant to the Company's 2000 Stock Incentive Plan. Mr. Kristul and Ms. Kristul similarly filed Form 5s. Mr. Thrift's Form 3 reflected the awarding of stock option grants upon his employment in January 2004. Ms. Logutova, Mr. Pajares, and Mr. Lawson each filed Forms 4 during the year ended April 30, 2004; however, their forms were not timely filed.

Certain Relationships and Related Transactions

      Joseph and Maria Kristul have each personally guaranteed the Company's three financing facilities.

      For the years ended April 30, 2004 and 2003, the Company paid Mr. Forrester $9,888 and $26,857, respectively, for legal services rendered to the Company.

      On December 31, 2001, the Company entered into an agreement with La Luna Costa Blanca, S.L. ("La Luna"), a real estate development company located in Spain, to provide consulting services related to financing and mortgage brokering activity. The Project Manager of La Luna is the sister of Maria Kristul, the Company's President. One payment of $45,000 was received in May 2002 and included in Other Income (Expense) in the fiscal year ended April 30, 2003. No further services have been provided or payments made.

      At December 31, 2000 the Company had an aggregate financial interest in 4ADream/Loan Link, LLC of $300,000, which consisted of an equity investment in common shares carried at $0 and a note receivable for $300,000. In March 2001 the Company sold its equity investment in 4Adream/Loan Link, LLC to an entity affiliated with a director of the Company for $300,000 in cash and for an assigned promissory note from the individual that sold the underlying business in 1999 to 4Adream/Loan Link LLC for approximately $411,000 as additional collateral for the $300,000 note receivable from 4Adream/Loan Link, LLC ("total proceeds"). The principal balance of the assigned promissory note is non-interest bearing and is payable in December 2009. The Company accounted for this transaction in substance as a sale of its aggregate financial interest in 4Adream/Loan Link LLC in exchange for total proceeds of cash and a promissory note. Due to the uncertainty of the realization of the assigned promissory note its carrying value has been reduced to $0. The Company offset the total proceeds of this transaction against the carrying value of its aggregate financial interest in 4Adream/Loan Link LLC and accordingly, no gain or loss has been recognized in relation to this transaction in these financial statements. In recognition of Mr. Rotzang's role in facilitating the collection of amounts due under this note, the board of directors awarded Mr. Rotzang options to purchase 50,000 shares of the Company's common stock at a price of $1.35 per share, the market price on the day the option was granted.

      On April 4, 2002 the Company loaned Robert A. Shuey, a former director of the Company, $25,000, which was to have been repaid on June 4, 2002. This loan bore interest at an annual rate of 10%. Mr. Shuey's board compensation was offset against interest due under this obligation through July 2002, however the principal balance was not paid when due. Subsequent to April 30, 2002 the $25,000 loan went into default and was written off in the year ended April 30, 2003. Mr. Shuey resigned his position as a director effective September 3, 2002.

      As of April 30, 2004, Mr. Gaskins was a holder, either directly or beneficially, of the Company's subordinated debt in the aggregate amount of $450,000. This debt carries annual interest of 10% and is scheduled to mature in fiscal 2007.

      As of April 30, 2004, Mr. Thrift was a holder, either directly or beneficially, of the Company's subordinated debt in the aggregate amount of $200,000. This debt carries annual interest of 10% and is scheduled to mature in fiscal 2007.

                            CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information regarding the beneficial ownership as of April 30, 2004, of the Common stock by (a) each person known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each Director of the Company, (c) each Executive Officer, and (d) Directors and Executive Officers of the Company as a group. Unless otherwise noted, each beneficial owner named below has sole investment and voting power with respect to the Common Stock as beneficially owned by him/her:

Name and Address of                                      Number of                            Percent
Beneficial Owner                                      Shares Owned (1)                       Owned (2)

Kristul Family LLC (3) (4)                                  2,242,290                           32.84%
401 Taraval Street
San Francisco, CA  94116

Joseph and Maria Kristul (3) (4) (5)                          433,920                            6.35%
401 Taraval Street
San Francisco, CA  94116

Elena Logutova (6)                                             16,197                            0.54%
401 Taraval Street
San Francisco, CA  94116

Walter Pajeras(7)                                               4,604                            0.15%
401 Taraval Street
San Francisco, CA  94116

Jack Thrift                                                         0                            0.00%
401 Taraval Street
San Francisco, CA  94116

Robert A. Forrester (8)                                       111,500                            1.69%
1215 Executive Drive West, Suite 102
Richardson, TX  75081

Alex Rotzang (9)                                               82,500                            1.21%
c/o  Conna Investments


1400,350 - 7th Avenue SW
Calgary AB T2p 3N9
Canada

J. Peter Gaskins (10)                                         105,790                            1.55%
8119 Kloshe Ct. South
Salem, OR  97306

Paul Garrigues (11)                                            13,000                            0.19 %
2473 SW Murphy Road
Palm City, FL 34990

All Executive Officers and Directors
As a group - 9 persons                                      3,013,800                           44.14%


(1) Includes all beneficially owned shares, and all options that have vested as of April 30, 2004, plus those options which will become exercisable in the 60 days following April 30, 2004 in each and any of the Company's stock option programs.
(2) Amounts included in the percentage reflect the number of shares each named individual or group owns as of April 30, 2004, plus options that have vested as of April 30, 2004, plus those options which will become exercisable in the 60 days following April 30, 2004 in each and any of the Company's stock option programs.
(3) Joseph Kristul is a managing member of the Kristul Family LLC and the beneficial owner of 42.5% of the shares held by the Kristul Family LLC and is jointly with Maria Kristul the beneficiary of a trust that is a member owning 15% of the Kristul Family LLC.
(4) Maria Kristul is a managing member of the Kristul Family LLC and the beneficial owner of 42.5% of the shares held by the Kristul Family LLC and is jointly with Joseph Kristul the beneficiary of a trust that is a member owning 15% of the Kristul Family LLC.
(5) Included in Joseph Kristul's beneficially owned shares are 252,071 options to purchase Common Stock that have vested as of April 30, 2004, plus options that will vest within 60 days following April 30, 2004. Included in Maria Kristul's beneficially owned shares are 82,079 options to purchase Common Stock that have vested as of April 30, 2004, plus options that will vest within 60 days following April 30, 2004.
(6) Included in Ms. Logutova's beneficially owned shares are 9,374 options to purchase Common Stock that have vested as of April 30, 2004, plus options that will vest within 60 days following April 30, 2004.
(7) Included in Mr. Pajares' beneficially owned shares are 3,541 options to purchase Common Stock that have vested as of April 30, 2004, plus options that will vest within 60 days following April 30, 2004.
(8) Included in Mr. Forrester's beneficially owned shares are 103,000 options to purchase Common Stock that have vested as of April 30, 2004, plus options that will vest within 60 days following April 30, 2004.
(9) Included in Mr. Rotzang's beneficially owned shares are 82,500 options to purchase Common Stock that have vested as of April 30, 2004, plus options that will vest within 60 days following April 30, 2004.
(10) Included in Mr. Gaskins' beneficially owned shares are 30,000 options to purchase Common Stock that have vested as of April 30, 2004, plus options that will vest within 60 days following April 30, 2004.
(11) Included in Mr. Garrigues' beneficially owned shares are 9,000 options to purchase Common Stock that have vested as of April 30, 2004, plus options that will vest within 60 days following April 30, 2004.

      On June 4, 2002, the Board of Directors of the Company unanimously granted Joseph Kristul, its Chief Executive Officer, an option to purchase 300,000 shares of the Company's common stock, the vested portion of which (75,000 shares) is included in the beneficial ownership calculation above, at a price of $0.73 per share. The shares are unregistered, and the option carries a term of four years from the date granted.

                       ETHICS AND WHISTLE BLOWER POLICIES

      In August 2004, the Board of Directors adopted an Ethics Policy and began implementation of a Whistle Blower procedures as required by the Sarbanes-Oxley Act. The Company completed the implemented of the Whistle Blower Policy on August 27, 2004.



                              STOCKHOLDER PROPOSALS

      Any proposals from stockholders to be presented for consideration for inclusion in the proxy material in connection with the next Annual Meeting of Stockholders of the Company, scheduled to be held in September of 2005, should be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the mailing address set forth hereinafter no later than the close of business on May 2, 2005.



                                  OTHER MATTERS

      The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing, and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In additional to the use of the mails, proxies may be solicited by personal interview, telephone, and telegram by directors, officers, and employees of the Company. Arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

      All information contained in this Proxy Statement relating to the occupation, affiliations, and securities holdings of directors and officers of the Company and their transactions with the Company is based upon information received from the individual directors and officers.

      Your directors and officers desire that all stockholders be represented at the Annual Meeting of Stockholders. In the event you cannot attend in person, please date, sign, and return the enclosed proxy in the enclosed, post-paid envelope at your earliest convenience so that your shares may be voted. The proxy must be signed by all registered holders exactly as the stock is registered.

      The Company will furnish without charge a copy of its Annual Report of Form 10-KSB, including the financial statements and the schedules thereto, for the fiscal year ended April 30, 2004 filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 to any stockholder upon written request to 401 Taraval Street, San Francisco, CA 94116. A copy of the exhibits to such report will be furnished to any stockholder upon written request therefor and payment of a nominal fee.

         By Order of the Board of Directors.


         Joseph Kristul Chairman of the Board of Directors

         San Francisco, California
         August 30, 2004

                                   APPENDIX A

                             AUDIT COMMITTEE REPORT


                                  Introduction


      The Audit Committee of the Board of Directors (the "Audit Committee") is comprised of J. Peter Gaskins, Paul R. Garrigues and Robert A. Forrester. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors, as well as the other matters set forth in the charter attached hereto. Management of the Company is responsible primarily for the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls.

                               Independence Review


      The Board of Directors appointed Messrs. Gaskins and Forrester to the Audit Committee in May 2001 and appointed Mr. Garrigues to the Audit Committee in September 2002. In conjunction with other activities for fiscal year 2004, the Audit Committee reviewed and discussed the Company's audited financial statements with management of the Company. The members of the Audit Committee also discussed with the Company's independent auditors the matters required by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) and considered the compatibility of nonaudit services with the auditor's independence. The Audit Committee received from the Company's independent auditors the written disclosures and the letter required by the Independence Standards Board Standard No. 1, and discussed with the independent certified accountants the independent auditors' independence.

      Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2004.

           Submitted by the Audit Committee of the Board of Directors


  J. Peter Gaskins, Chairman
  Robert A. Forrester
  Paul R. Garrigues

                                   APPENDIX B

                      TRANSNATIONAL FINANCIAL NETWORK, INC.

                         CHARTER OF THE AUDIT COMMITTEE

                                       OF

                             THE BOARD OF DIRECTORS

I.       Mission and Purpose

         The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibility to provide independent and objective oversight of the Company's financial reporting process, the business risk process and internal controls, relationships with independent auditors, and other financial compliance issues of the Company and its subsidiaries and affiliates, if any.

         In addition, the Audit Committee provides avenues of communication to the Board of Directors from the independent auditors and financial management of the Company. The Audit Committee should have a clear understanding with the independent auditors that they must maintain an open and transparent relationship with the Audit Committee and that the ultimate responsibility of the independent auditors is to the Board of Directors through the Audit Committee.


II.      Composition and Independence

         A. The Audit Committee shall consist of no less than two directors, a majority of whom shall meet the independence and experience requirements of the American Stock Exchange.

         B. All members shall be financially literate and at least one member shall have accounting or related financial management expertise.

         C. One of the Audit Committee members shall be appointed Committee Chairman by the Board of Directors.


III.     Authority

         A. The Audit Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties.

         B. The Audit Committee is authorized to conduct or originate investigations into any matters within the Audit Committee's scope of responsibilities.

         C. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

IV.      Meetings

         A. The Committee shall meet at least twice annually, or more frequently as circumstances may dictate. The Audit Committee Chairman shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least twice annually with management, the independent auditors and the senior staff member assigned internal audit responsibilities for the Company, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

         B. The Committee, or at least its Chairman, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

         C. Meetings of the Committee may be held in person or via teleconference.


V.       Duties

         The Audit Committee shall perform the following specific duties, as well as any others that are necessary in order to achieve its purpose of providing an effective oversight function.

         A. Select, evaluate and, where appropriate, replace the independent auditors.

         B. Review and assess the adequacy of the Audit Committee Charter on an annual basis. The charter will be submitted to the Board of Directors for approval and will be published at least every three years in accordance with SEC regulations.

         C. Ensure that the independent auditors provide a written document (updated at least annually) delineating all relationships between the independent auditors and the Company, its subsidiaries and affiliates. Discuss with the auditors any relationships or services it or its principals may have with the Company, its officers or any of its directors in order to assess the objectivity and independence of the auditors. Provide recommendations to the Board of Directors to take appropriate action if necessary.

         D. Review and discuss with the independent auditors the scope and plan for the performance of the annual audit and quarterly reviews, including the fees to be charged.

         E. Meet formally with the independent auditors, upon completion of their audit, and financial management to discuss the financial reporting process and the results for the year prior to their release to the public. These discussions should include at least the following:

                  1. A review of the generally accepted accounting principles selected by the Company, and the consistency of their application, including any changes and the reasons for such changes.

                  2. A discussion of the clarity and completeness of the financial statements and related disclosure.

                  3. A discussion of the significant financial reporting issues arising in the current year and the Company's accounting and disclosure thereof.

                  4. A discussion of the quality, not just the acceptability, of the accounting principles used.

                  5. Any other communications as required to be communicated by the independent auditors by the Statement of Auditing Standards (SAS) 61, as amended by SASs 89 and 90, relating to the conduct of the audit. Further, the Audit Committee should receive a written communication provided by the independent auditors concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61, and that they concur with management's representations regarding audit adjustments.

         F. Review with the independent auditors the Company's financial and accounting personnel and the adequacy and effectiveness of its accounting and financial controls. Elicit from the independent auditors their recommendations, if any, regarding improvements of internal controls and accounting procedures.

         G. Provide for direct communication with the Company's senior financial officer, in general, as well as regarding the Company's budgeting process.

         H.       Review the appointment of the Company's Chief Financial
                  Officer.

         I. Review the management letter issued by the independent auditors and monitor the implementation of management's response to such letter.

         J. Issue an annual Audit Committee Report to be included in the Proxy Statement. Such report must state whether the Audit Committee has:

                  1. Reviewed and discussed the audited financial statements with management;

                  2. Discussed with the independent auditors the matters required to be discussed by SAS 61, including modifications or supplements;

                  3. Received from the independent auditors disclosures regarding the auditors' independence as required by Independence Standards Board Standard Number 1, including modifications or supplements, and discussed with the auditors their independence;

                  4. Recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

         K. The Chairman or designated other member of the Audit Committee, prior to the release of earnings to the public, shall review with management and the independent auditors any significant matters identified as a result of the auditors' interim review procedures. After this review, the Chairman or designated other member shall arrange for receipt of the independent auditors' reports on the reviews of the Company's quarterly financial statements to be filed on Form 10-Q.

         L. Review and determine the significance of actual or potential conflicts of interests involving Company directors or senior officers.

         M. Review with the Company's legal counsel any legal matters that could have a significant impact on the Company's financial statements.


         N. Meet in executive session at least annually with the Company's Chief Financial Officer to discuss the quality of the Company's financial and accounting personnel.

         O. Investigate any matter brought to the attention of the Audit Committee that is within the scope of its responsibilities.


VI.      Other

         While the Audit Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, or to determine that the Company's financial statements are complete and accurate or are in accordance with Generally Accepted Accounting Principles. This is the responsibility of management and the independent auditors.

         Neither is it the Audit Committee's responsibility to resolve disagreement, if any, between management and the independent auditors or to assure that the Company is in compliance with laws and regulations pertaining, without limitation, to its business, employment, securities or other laws and regulations.